UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Great Elm Capital Corp.
(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-01211 (Commission File Number)	81-2621577 (IRS Employer Identification No.)

3801 PGA Blvd., Suite 603 Palm Beach Gardens, Florida (Address of Principal Executive Offices)		33410 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.50% Notes due 2029	GECCI	Nasdaq Global Market
8.125% Notes due 2029	GECCH	Nasdaq Global Market
7.75% Notes due 2030	GECCG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on September 4, 2025, Great Elm Capital Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lucid Capital Markets, LLC as representative of the several underwriters named in Exhibit A thereto (the “Underwriters”), relating to the offering and sale of $50,000,000 aggregate principal amount of 7.75% notes due 2030 (the “Notes”), plus up to an additional $7,500,000 aggregate principal amount of the Notes that may be issued in the future pursuant to the Underwriters’ exercise of an over-allotment option (the “Offering”). The initial closing took place on September 11, 2025.

On October 1, 2025, the Underwriters exercised the over-allotment option in full to purchase an additional $7,500,000 aggregate principal amount of the Notes, generating net proceeds to the Company of approximately $7.3 million. The closing of the additional Notes took place on October 2, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: October 2, 2025	By:	/s/ Keri A. Davis
	Name:	Keri A. Davis
	Title:	Chief Financial Officer